Exhibit 10.1


          SUMMARY OF COMPENSATION ARRANGEMENTS FOR RAYMOND G. HEYMAN,
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL


     o    Annual salary of $280,000.
     o A grant of options on 50,000 shares of UniSource Energy Corporation Common Stock, with an exercise price set at the Stock's market value on September 15, 2005.
     o Participation in the UniSource Energy Corporation annual short-term incentive plan at a target bonus of 55 % of salary, and a maximum of 110 % of salary.
     o Additional benefits available to UniSource Energy Corporation's executive officers generally.


                   COMPENSATION INCREASES FOR CERTAIN OFFICERS

     o Michael J. DeConcini, Senior Vice President and Chief Operating Officer, Energy Supply, Annual Salary $280,000.

     o Kevin P. Larson, Senior Vice President, Treasurer and Chief Financial Officer, Annual Salary $280,000.